   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1996

                                                      REGISTRATION NO. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                               EXIDE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

               DELAWARE                              23-0552730
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                          1400 NORTH WOODWARD AVENUE
               BLOOMFIELD HILLS, MICHIGAN 48304  (810) 258-0080
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              BERNARD F. STEWART
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               EXIDE CORPORATION
                          1400 NORTH WOODWARD AVENUE
               BLOOMFIELD HILLS, MICHIGAN 48304  (810) 258-0080
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
                               CARTER W. EMERSON
                               KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                    CHICAGO, ILLINOIS 60601  (312) 861-2000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                 PROPOSED
                                               PROPOSED           MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT            MAXIMUM          AGGREGATE     AMOUNT OF
       SECURITIES             TO BE            AGGREGATE         OFFERING     REGISTRATION
    TO BE REGISTERED      REGISTERED (1)  PRICE PER SHARE (2)    PRICE (2)        FEE
------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value.................  4,992,571 shares       $30.06        $150,076,684.30  $51,750.58

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(1) This amount represents the aggregate number of shares issuable upon conversion of the Registrant's outstanding 2.90% Convertible Senior Subordinated Notes due 2005.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low sales price of the Common Stock on the New York Stock Exchange as reported in the consolidated reporting system as of February 9, 1996.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                4,992,571 SHARES

                               EXIDE CORPORATION

                                  COMMON STOCK
                                ($.01 PAR VALUE)

  This Prospectus covers the sale from time to time by certain stockholders (the "Selling Stockholders") of 4,992,571 shares (the "Shares") of Common Stock, $.01 par value, of Exide Corporation (the "Company" or "Exide") which are issuable upon conversion of the Company's outstanding 2.90% Convertible Senior Subordinated Notes due 2005 (the "Notes"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Shares.

  The Shares or any part of the Shares may be sold from time to time by any of the Selling Stockholders or by donees or transferees in privately negotiated transactions, on the New York Stock Exchange ("NYSE") or such other exchange upon which the Common Stock of the Company trades, through underwriters in one or more underwritten offerings or through brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom they may act as agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved), or any combination thereof. The Shares may be sold in amounts (which may involve one or more block transactions) and on terms to be determined at the time of sale. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Shares. Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and if so will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. To the extent required, the Company will prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to this Prospectus. See "Plan of Distribution."

  The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which this Prospectus is filed.

  The Common Stock of the Company is listed on the NYSE under the symbol EX. On February 9, 1996, the last reported sales price of the Common Stock on the NYSE was $30 per share.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NORHAS  THE
    COMMISSION OR ANY STATE SECURITIES  COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
       IS A CRIMINAL OFFENSE.

                               ----------------

                The date of this Prospectus is            , 1996

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act covering the sale of the Shares by the Selling Stockholders from time to time. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company pursuant to the Exchange Act, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports, proxy statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, upon which the Common Stock of the Company is traded.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 1-11263) are incorporated herein by reference:

    (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

    (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 1995 filed on November 15, 1995, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1995 filed on August 16, 1995, as amended by the Company's Quarterly Report on Form 10-Q/A filed on September 27, 1995, the Company's Current Report on Form 8-K filed on November 22, 1995, the Company's Current Report on Form 8-K filed on September 29, 1995, the Company's Current Report on Form 8-K filed on September 8, 1995, the Company's Current Report on Form 8-K filed on August 29, 1995 and the Company's Current Report on Form 8-K filed on June 2, 1995, as amended by the Company's Current Report on Form 8-K/A filed on July 31, 1995; and

    (iii) the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-56581) filed on November 23, 1994.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Bernard F. Stewart, Executive Vice President and General Counsel, Exide Corporation, 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, telephone (810) 258-0080.

                                  THE COMPANY

  The Company is the leading manufacturer and marketer of starting, lighting and ignition ("SLI") batteries in the world. Through its acquisitions of B.I.G. Batteries Group Limited, Sociedad Espanola del Acumulador Tudor, S.A. and Compagnie Europeenne d'Accumulateurs S.A. ("CEAC"), as well as its assumption of the customers of Gemala Battery Company Limited ("Gemala Battery"), the Company has become Europe's largest producer and marketer of SLI batteries and industrial batteries.

NORTH AMERICA

  Exide and its affiliates have a unit market share in SLI batteries of approximately 39% in the United States and Canada, based on information provided by an industry trade association. The Company believes that it is the lowest cost major producer in its North American markets. Over 80% of all automotive batteries sold in the United States and Canada are sold in the aftermarket, and in fiscal 1995 approximately 88% of the Company's unit sales were of automotive replacement batteries. The aftermarket is influenced more by the age and number of vehicles in service than new production levels and tends to be less cyclical than the original equipment manufacturing ("OEM") market. In April 1994, Sears, Roebuck & Co., one of the largest retailers of SLI batteries in the United States, selected the Company as the primary supplier of its batteries, including the Die Hard(R) brand. Exide is the leading supplier for 17 of the 20 largest battery retailers in the United States, including NAPA Distribution Centers, Kmart Corp., Northern Automotive Corporation, Montgomery Ward & Co. and The Pep Boys-Manny, Moe & Jack.

  The Company also produces SLI batteries for the OEM market in North America, principally for Chrysler Corporation for whom it is the primary supplier. Other products manufactured by Exide include batteries for trucks, farm and other off-road vehicles, boats, garden tractors and golf carts, battery chargers and accessories, wheel weights and remanufactured starters and alternators.

  Current management, which is led by Arthur M. Hawkins, Chairman, President and Chief Executive Officer, who joined Exide in 1985, has transformed the Company into a marketing-driven business by developing a new customer base focused on leading mass-merchandisers, auto supply chains and wholesalers and introducing merchandise displays, innovative packaging and programs to assist customers in marketing and inventory management. To support and expand this customer base, Exide has expanded its Company-owned distribution system from 12 wholesale branch outlets in 1985 to over 130 today. These outlets, which distribute Exide batteries to both large accounts and local dealers and other small volume customers, also allow the Company to collect used batteries for recycling in its lead smelters as part of its recycling program aimed at reducing costs and protecting the environment. In addition, in recent years the Company has introduced several new products including an advanced line of maintenance-free batteries and an emergency vehicle battery. The Company, which markets its products under various trademarks including Exide, Willard and Prestolite, has strengthened its brand recognition through promotional activities, including sponsoring a NASCAR Winston Cup racing team and an Indianapolis-type car.

  For the fiscal year ended March 31, 1995, Exide's North American operations would have accounted for approximately 39.2% of Exide's total net sales pro forma for the recent acquisitions.

EUROPE

  Exide is the leading manufacturer and marketer of SLI and industrial batteries in Europe with major market presence in France, Spain, Portugal, Italy, Germany, the United Kingdom, Sweden, Denmark, Finland and Norway. The Company believes it is one of the lowest cost, highest quality suppliers of SLI and industrial batteries in Europe. SLI batteries and industrial batteries accounted for approximately 53% and 41%, respectively, of the net sales of Exide's European operations for the fiscal year ended March 31, 1995 pro forma for the recent acquisitions. Approximately 70% of all automotive batteries sold in Europe are sold in the aftermarket and approximately 76% of the automotive battery net sales of Exide's operations in Europe during fiscal 1995 were of automotive replacement batteries. Exide produces SLI batteries for the European OEM market and is one of the major suppliers to Fiat S.p.A. ("Fiat"), the Volkswagen group (Volkswagen AG/AUDI AG/Seat/Skoda Automobilova AS), the PSA group (Peugeot S.A./Citroen), the Renault group and Volvo. By assuming the customers of Gemala Battery, the Company is also a supplier to Ford Motor Co. in Europe. The Company's SLI battery brand strategy in Europe is based on well recognized brands, including Tudor, Hagen Batterie, Exide, Fulmen and Sonnenschein. On a going forward basis, the Company will focus its SLI battery marketing efforts on these strong brands. Standby batteries represented approximately 47% and traction batteries represented approximately 53% of industrial battery sales of the Company in fiscal 1995. Major standby battery customers include telecommunications companies and European navies. Major traction battery customers in Europe include the electric vehicle operations of the Linde group (Still GmbH, LL Fenwicks, Fiat and Lansing), Clark and Jungheinrich. As in the automotive market, the Company's industrial battery brands, including TS, Hagen Batterie, Tudor, Fulmen, Sonnenschein, Chloride Motive Power, Magneti Marelli and ASTA, are well recognized in their markets.

  For the fiscal year ended March 31, 1995, Exide's European operations would have represented approximately 60.8% of Exide's total net sales pro forma for the recent acquisitions.

                               ----------------

  The Company is a Delaware corporation organized in 1966 to succeed to the business of a New Jersey corporation founded in 1888 by Thomas A. Edison. The principal executive offices of the Company are located at 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, telephone number (810) 258-0080.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

  The Common Stock is listed and traded on the NYSE under the symbol EX. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Common Stock, as reported on the NYSE Composite Transactions Tape.

                                                                   SALES PRICE
                                                                 ---------------
                                                                  HIGH     LOW
                                                                 ------- -------
      Fiscal year ended March 31, 1994:
        Third Quarter (commencing October 29, 1993)............. $29 3/8 $20
        Fourth Quarter..........................................  42 1/4  29 3/8
      Fiscal year ended March 31, 1995:
        First Quarter...........................................  50 1/4  35 5/8
        Second Quarter..........................................  53 1/2  45 5/8
        Third Quarter...........................................  56 1/4  47
        Fourth Quarter..........................................  57 1/2  32 3/4
      Fiscal year ending March 31, 1996:
        First Quarter...........................................  43 5/8  30 3/8
        Second Quarter..........................................  53 1/2  44
        Third Quarter...........................................  49 5/8  42 5/8
        Fourth Quarter (through February 9, 1996)...............  51 1/8  28 1/2

  See the cover page of this Prospectus for a recent price of the Common
Stock.

  The Company has paid cash dividends of $.02 per share on the Common Stock in each completed quarter following its initial public offering in 1993. The Company expects to continue to pay quarterly cash dividends on the Common Stock. The declaration and payment of dividends on the Common Stock will be subject to the discretion of the Board of Directors of the Company. The timing and amount of dividends, if any, will depend, among other things, on the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors. In addition, the Company's credit agreement and indentures contain certain restrictions on its ability to pay dividends.

                              SELLING STOCKHOLDERS

  The Selling Stockholders will have received their shares upon conversion of the 2.90% Convertible Senior Subordinated Notes Due 2005 of the Company. In connection with the issuance of the Notes, the Company agreed to file a registration statement with the Commission covering the resale of the Shares issuable upon conversion of the Notes and to indemnify each Selling Stockholder against claims made against them arising out of, among other things, statements made in such registration statement. In addition, the Company agreed to cause this registration statement to remain effective for the earlier of three years or until all of the Shares are sold.

                              PLAN OF DISTRIBUTION

  The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Shares or any part thereof may be sold from time to time by any of the Selling Stockholders or by donees or transferees in privately negotiated transactions, on the NYSE or such other exchange upon which the Common Stock of the Company trades, through underwriters in one or more underwritten offerings or through brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom they may act as agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved), or any combination thereof. The Shares may be sold in amounts (which may involve one or more block transactions) and on terms to be determined at the time of sale. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Shares. Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and if so will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer.

  To the extent required, the Company will prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to this Prospectus.

  Offers or sales of the Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

  Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders or any such other person. All of the foregoing may affect the marketability of the Shares and the brokers' and dealers' ability to engage in market-making activities with respect to the Shares.

  Pursuant to an agreement with the Selling Stockholders, the Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which this Prospectus is filed. The expenses so payable by the Company are estimated to be approximately $84,750.58 Under agreements entered into with the Company, the Selling Stockholders will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act.

                    COMMISSION POSITION ON INDEMNIFICATION

  The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by the Delaware General Corporation Law as currently in effect or as the same may be amended (but only to provide fuller indemnification) in the future, which includes indemnification against liabilities arising under the Securities Act.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing and any other agreements, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Shares will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois.

                                    EXPERTS

  The audited consolidated financial statements and schedule of the Company as of March 31, 1995 and 1994 and for each of the three fiscal years ended March 31, 1995 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto dated June 27, 1995, also incorporated by reference, in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report on the consolidated financial statements, which includes an explanatory paragraph with respect to the change in the method in accounting for postretirement employee benefits other than pensions in fiscal 1994 as discussed in Note 8 to the consolidated financial statements incorporated by reference herein from the Company's Form 10-K for the fiscal year ended March 31, 1995.

  The audited consolidated financial statements of CEAC incorporated by reference in this Prospectus for the three years ended December 31, 1994, 1993 and 1992 and as of December 31, 1994 and 1993 have been audited by Ernst & Young Audit, independent accountants, as indicated in their report with respect thereto dated March 31, 1995 and are incorporated by reference.

  The audited consolidated financial statements of Schuylkill Holdings, Inc. and its subsidiary as of December 31, 1994 and for the year then ended incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the ability of Schuylkill Holdings, Inc. to continue as a going concern).

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFOR-MATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURI-TIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PRO-SPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

Available Information.......................................................   2
Incorporation of Certain Documents by Reference.............................   2
The Company.................................................................   3
Price Range of Common Stock and Dividend Policy.............................   4
Selling Stockholders........................................................   5
Plan of Distribution........................................................   5
Commission Position on Indemnification......................................   6
Legal Matters...............................................................   6
Experts.....................................................................   6

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                               4,992,571 SHARES

                               EXIDE CORPORATION

                                 COMMON STOCK
                               ($.01 PAR VALUE)


                               ----------------

                                  PROSPECTUS

                               ----------------


                                          , 1996


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

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the registrant:

      SEC Registration Fee........................................... $51,750.58
      Accounting Fees and Expenses...................................   2,000.00
      Legal Fees and Expenses........................................  15,000.00
      Printing and Engraving Expenses................................  15,000.00
      Miscellaneous Fees and Expenses................................   5,000.00
                                                                      ----------
          Total...................................................... $84,750.58
                                                                      ==========

ITEM 15.

  Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action. In the case of a derivative action, such person must be indemnified against expenses (including attorney's fees). In either type of action the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for expenses. In a non-derivative action this indemnification does not apply to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

  Article Tenth of the Company's Certificate of Incorporation and Article V of the Company's Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL as currently in effect or as the same may be amended (but only to provide fuller indemnification) in the future.

  Article Ninth of the Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

ITEM 16. EXHIBITS.

  See Exhibit Index.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING OF FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF READING, STATE OF PENNSYLVANIA, ON FEBRUARY 12, 1996.

                                          EXIDE CORPORATION

                                                    /s/ Alan E. Gauthier
                                          By: _________________________________
                                                      Alan E. Gauthier
                                                Executive Vice President and
                                                  Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON BELOW WHOSE SIGNATURE IS PRECEDED BY AN ASTERISK (*) HEREBY CONSTITUTES AND APPOINTS CATHERINE B. HNATIN AND ALAN E. GAUTHIER, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


    * /s/ Arthur M. Hawkins          President, Chairman of the    February 12, 1996
____________________________________   Board and Director
         Arthur M. Hawkins             (Principal Executive
                                       Officer)
By:
    * /s/ Alan E. Gauthier           Executive Vice President,     February 12, 1996
____________________________________   Chief Financial Officer
          Alan E. Gauthier             and Director (Principal
                                       Financial and Accounting
                                       Officer)
By:
   * /s/ Douglas N. Pearson          Executive Vice President,     February 12, 1996
____________________________________   President--North American
         Douglas N. Pearson            Operations and Director
By:
    * /s/ William J. Rankin          Executive Vice President and  February 12, 1996
____________________________________   Director
         William J. Rankin
By:
       * /s/ Earl Dolive             Director                      February 12, 1996
____________________________________
            Earl Dolive
By:
    * /s/ Timothy O. Fisher          Director                      February 12, 1996
____________________________________
         Timothy O. Fisher
By:
   * /s/ Lawrence M. Wagner          Director                      February 12, 1996
____________________________________
         Lawrence M. Wagner
By:
     * /s/ Robert H. Irwin           Director                      February 12, 1996
____________________________________
          Robert H. Irwin
By:
    * /s/ Arthur R. Taylor           Director                      February 12, 1996
____________________________________
          Arthur R. Taylor
By:

                               EXIDE CORPORATION

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
  4.1      Registration Rights Agreement, dated as of December 15, 1995, among the Company, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc
           and BT Securities Corporation.
  4.2*     Restated Certificate of Incorporation of the Company, incorporated by reference from Exhibit 3.1 to the Company's Registration
           Statement on Form S-1 (File No. 33-68016), as amended (the "1993
           Registration Statement").
  4.3*     Restated Bylaws of the Company, incorporated by reference from
           Exhibit 3.2 to the 1993 Registration Statement.
  5**      Opinion of Kirkland & Ellis.
 23.1**    Consent of Kirkland & Ellis (included as part of Exhibit 5).
 23.2      Consent of Arthur Andersen LLP.
 23.3      Consent of Ernest & Young Audit.
 23.4      Consent of Deloitte and Touche LLP.
 24        Power of Attorney (included on page II-3 of this Registration
           Statement).
 99.1      Placement Agreement with respect to the Notes, dated as of December
           11, 1995, among the Company, Morgan Stanley & Co. Incorporated,
           Salomon Brothers Inc and BT Securities Corporation.
 99.2      Indenture with respect to the Notes, dated as of December 15, 1995, between the Company and the Bank of New York as Trustee.
 99.3      Form of Note (included in Exhibit 99.2).

--------
  *Incorporated by reference
 **To be filed by amendment